                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  April 1, 2002


                            FIRST CITIZENS BANC CORP
                            ------------------------
             (Exact name of Registrant as specified in its charter)


         OHIO                            0-25980              34-1558688
         ----                            -------              ----------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer
incorporation or organization)                              Identification No.)


           100 EAST WATER STREET, P.O. BOX 5016, SANDUSKY, OHIO 44870
           ----------------------------------------------------------
                    (Address of principle executive offices)

       Registrant's telephone number, including area code: (419) 625-4121

                                       N/A
          (Former name or former address, if changed since last report)

                          Date of report: MAY 13, 2002
                                          ------------

This Current Report on Form 8-K/A amends the previous Current Report of Form 8-K dated April 1, 2002 and filed April 4, 2002 to include the financial information and pro forma financial information pursuant to First Citizens Banc Corp's acquisition of Independent Community Banc Corp., which became effective April 1, 2002.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION

(a)      Financial Statements of Business Acquired:
              (1) Audited consolidated balance sheets of Independent Community
                  Banc Corp. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended.

(b)      Pro Forma Information:

              (1) Unaudited pro forma condensed combined consolidated balance sheet of First Citizens Banc Corp as of December 31, 2001, assuming the merger was completed at that date, and the unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2001, assuming the merger with Independent Community Banc Corp. was completed at the beginning of the year then ended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


First Citizens Banc Corp

/s/ James O. Miller                          May 13, 2002
------------------------------------      -------------------------------------
James O Miller                                                Date
Executive Vice President

                        INDEPENDENT COMMUNITY BANC CORP.
                                  Norwalk, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS.........................................     1
CONSOLIDATED FINANCIAL STATEMENTS
      CONSOLIDATED BALANCE SHEETS......................................     2
      CONSOLIDATED STATEMENTS OF INCOME................................     3
      CONSOLIDATED STATEMENTS OF CHANGES IN
        STOCKHOLDERS' EQUITY...........................................     4
      CONSOLIDATED STATEMENTS OF CASH FLOWS............................     5
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.......................     6

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Independent Community Banc Corp.
Norwalk, Ohio


We have audited the accompanying consolidated balance sheets of Independent Community Banc Corp. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Community Banc Corp. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principals generally accepted in the United States of America.




                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
February 7, 2002

--------------------------------------------------------------------------------
                                                                              1.

                        INDEPENDENT COMMUNITY BANC CORP.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

                                                                  2001           2000
                                                             -------------    -------------
ASSETS
Cash and demand deposits with other financial institutions   $   4,980,986    $   3,484,947
Federal funds sold                                               2,400,000        1,400,000
                                                             -------------    -------------
     Total cash and cash equivalents                             7,380,986        4,884,947
Time deposits with other financial institutions                    990,000             --
Securities available for sale, at fair value                    19,492,538       19,538,455
Other securities, at cost                                          736,200          700,300
Loans                                                          101,714,036      105,528,839
Allowance for loan losses                                       (1,390,833)      (1,240,777)
                                                             -------------    -------------
     Loans, net                                                100,323,203      104,288,062
Premises and equipment, net                                      1,625,397        1,734,098
Intangibles, net                                                 3,412,350        3,702,954
Accrued interest receivable and other assets                     1,666,947        1,755,440
                                                             -------------    -------------

     Total assets                                            $ 135,627,621    $ 136,604,256
                                                             =============    =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Deposits
         Noninterest-bearing                                 $  15,807,245    $  16,191,734
         Interest-bearing                                      104,341,183       99,590,559
                                                             -------------    -------------
              Total deposits                                   120,148,428      115,782,293
     Securities sold under agreements to repurchase                312,693          300,871
     Federal Home Loan Bank short-term advances                       --          6,000,000
     Other borrowings                                            2,235,000        2,635,000
     Accrued interest payable and other liabilities              1,032,502          893,218
                                                             -------------    -------------
         Total liabilities                                     123,728,623      125,611,382

Shareholders' equity
     Common stock:  no par value, 1,400,000 shares
       authorized and 629,442 shares issued                      1,870,042        1,870,042
     Surplus                                                     1,542,894        1,542,894
     Retained earnings                                           8,698,622        8,061,481
     Accumulated other comprehensive income
       (loss), net of tax                                           70,631         (167,777)
     Treasury stock, at cost: 15,256 shares in 2001
       and 17,175 shares in 2000                                  (283,191)        (313,766)
                                                             -------------    -------------
         Total shareholders' equity                             11,898,998       10,992,874
                                                             -------------    -------------

              Total liabilities and shareholders' equity     $ 135,627,621    $ 136,604,256
                                                             =============    =============

-------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                                                              2.

                        INDEPENDENT COMMUNITY BANC CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 2001 and 2000

-------------------------------------------------------------------------------

                                                          2001          2000
                                                      -----------   -----------
Interest income
     Loans, including fees                            $ 8,853,902   $ 8,595,983
     Securities:
         Taxable                                          732,592     1,116,407
         Nontaxable                                       160,350       191,663
     Federal funds sold                                   174,584        19,531
                                                      -----------   -----------
                                                        9,921,428     9,923,584
Interest expense
     Deposits                                           4,604,938     4,331,748
     Other                                                298,860       611,604
                                                      -----------   -----------
                                                        4,903,798     4,943,352
                                                      -----------   -----------

NET INTEREST INCOME                                     5,017,630     4,980,232

Provision for loan losses                                 431,500       373,000
                                                      -----------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     4,586,130     4,607,232

NONINTEREST INCOME
     Service charges on deposit accounts                  474,647       482,664
     Trust department income                              310,539       350,000
     Net securities gains (losses)                         13,445       (23,036)
     Loan origination agent fee income                     66,437        56,698
     Other operating income                               205,209        80,252
                                                      -----------   -----------
                                                        1,070,277       946,578
NONINTEREST EXPENSE
     Salaries and employee benefits                     1,761,020     1,814,830
     Occupancy expense of premises                        254,399       275,145
     Furniture and equipment expense                      305,450       298,864
     Legal, professional and examination expense          276,813       271,545
     Merger expenses                                      333,815          --
     Other expenses                                     1,282,775     1,174,464
                                                      -----------   -----------
                                                        4,214,272     3,834,848
                                                      -----------   -----------

INCOME BEFORE INCOME TAXES                              1,442,135     1,718,962

Provision for income taxes                                436,905       523,339
                                                      -----------   -----------

NET INCOME                                            $ 1,005,230   $ 1,195,623
                                                      ===========   ===========

Earnings per common share:
     Basic and diluted                                $      1.64   $      1.97
                                                      ===========   ===========


-------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                                                              3.

                        INDEPENDENT COMMUNITY BANC CORP.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 2001 and 2000

-------------------------------------------------------------------------------


                                                                                                                   Accumulated
                                                                                                                      Other
                                                                     Common                          Retained     Comprehensive
                                                                      Stock          Surplus         Earnings     Income (Loss)
                                                                      -----          -------         --------     -------------
Balances at January 1, 2000                                      $   1,870,042    $   1,529,836   $   7,231,001    $  (767,907)
Comprehensive income:
    Net income                                                                                        1,195,623
    Other comprehensive income (loss):
       Net change in unrealized gain (loss) on securities
         available for sale, net of reclassification adjustments
         and tax effects                                                                                               600,130

          Total comprehensive income
Dividends declared ($0.60 per share)                                                                   (365,143)

Purchase 2 treasury shares
Issue 7,000 treasury shares for exercise of stock options                                 5,303

Sell 4,967 treasury shares to dividend reinvestment plan                                  7,755
                                                                 -------------    -------------   -------------    -----------

Balances at December 31, 2000                                        1,870,042        1,542,894       8,061,481       (167,777)
Comprehensive income:
    Net income                                                                                        1,005,230
    Other comprehensive income (loss):
       Net change in unrealized gain (loss) on securities
         available for sale, net of reclassification adjustments
         and tax effects                                                                                               238,408

          Total comprehensive income
Dividends declared ($0.60 per share)                                                                   (368,089)

Purchase 101 treasury shares
Sell 2,020 treasury shares to dividend reinvestment plan
                                                                 -------------    -------------   -------------    -----------

Balances at December 31, 2001                                    $   1,870,042    $   1,542,894   $   8,698,622    $    70,631
                                                                 =============    =============   =============    ===========


                                                                    Treasury            Total
                                                                     Stock,         Shareholders'
                                                                     At Cost           Equity
                                                                     -------           ------
Balances at January 1, 2000                                       $  (509,379)     $   9,353,593
Comprehensive income:
    Net income                                                                         1,195,623
    Other comprehensive income (loss):
       Net change in unrealized gain (loss) on securities
         available for sale, net of reclassification adjustments
         and tax effects                                                                 600,130
                                                                                  --------------
          Total comprehensive income                                                   1,795,753
Dividends declared ($0.60 per share)                                                    (365,143)

Purchase 2 treasury shares                                                (37)               (37)
Issue 7,000 treasury shares for exercise of stock options             113,697            119,000

Sell 4,967 treasury shares to dividend reinvestment plan               81,953             89,708
                                                                  -----------     --------------

Balances at December 31, 2000                                        (313,766)        10,992,874
Comprehensive income:
    Net income                                                                         1,005,230
    Other comprehensive income (loss):
       Net change in unrealized gain (loss) on securities
         available for sale, net of reclassification adjustments
         and tax effects                                                                 238,408
                                                                                  --------------
          Total comprehensive income                                                   1,243,638
Dividends declared ($0.60 per share)                                                    (368,089)

Purchase 101 treasury shares                                           (2,762)            (2,762)
Sell 2,020 treasury shares to dividend reinvestment plan               33,337             33,337
                                                                  -----------     --------------

Balances at December 31, 2001                                     $  (283,191)    $   11,898,998
                                                                  ===========     ==============

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                                                              4.

                        INDEPENDENT COMMUNITY BANC CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2001 and 2000

------------------------------------------------------------------------------


                                                                        2001             2000
                                                                     ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                      $  1,005,230    $  1,195,623
     Adjustments to reconcile net income to net cash from
       operating activities
         Depreciation                                                     156,754         152,246
         Provision for loan losses                                        431,500         373,000
         Change in deferred tax asset                                         236          (2,314)
         Net (accretion) amortization on securities                       (94,855)         65,765
         Amortization of intangibles                                      290,604         290,604
         Loss (gain) on sales and calls of investments                    (13,445)         23,036
         Federal Home Loan Bank stock dividends                           (35,900)        (36,400)
         Changes in accrued interest, other assets and
           other liabilities                                               91,279        (457,328)
                                                                     ------------    ------------
              Net cash from operating activities                        1,831,403       1,604,232
                                                                     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net change in time deposits with other financial institutions       (990,000)           --
     Securities available for sale
         Purchases                                                    (29,377,515)       (981,170)
         Proceeds from maturities and paydowns                         19,462,134       2,724,855
         Proceeds from sales and calls                                 10,444,268       4,271,958
     Purchases of loans                                                  (950,000)     (3,319,128)
     Net change in loans                                                4,483,359      (6,364,798)
     Proceeds from sales of premises and equipment                           --         1,000,000
     Purchase of premises and equipment                                   (48,053)       (166,970)
                                                                     ------------    ------------
         Net cash from investing activities                             3,024,193      (2,835,253)
                                                                     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                             4,366,135      (2,699,636)
     Net change in securities sold under agreement to repurchase           11,822          (3,880)
     Net change in FHLB short-term advances                            (6,000,000)      5,000,000
     Proceeds from borrowings                                                --         2,735,000
     Repayments of borrowings                                            (400,000)     (3,100,000)
     Cash dividends paid                                                 (368,089)       (365,143)
     Proceeds from exercise of stock options                                 --           119,000
     Proceeds from issuance of treasury stock                              33,337          89,708
     Acquisition of treasury stock                                         (2,762)            (37)
                                                                     ------------    ------------
         Net cash from financing activities                            (2,359,557)      1,775,012
                                                                     ------------    ------------

Net change in cash and cash equivalents                                 2,496,039         543,991

Cash and cash equivalents at beginning of year                          4,884,947       4,340,956
                                                                     ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                             $  7,380,986    $  4,884,947
                                                                     ============    ============

-------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.


                                                                              5.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of Independent Community Banc Corp. and its wholly-owned subsidiary, The Citizens National Bank of Norwalk (together referred to as "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS: The Company grants commercial, real estate, installment and personal loans to customers primarily in Northern Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans make up approximately 52% of the loan portfolio and include loans secured by business assets and commercial real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans make up approximately 17% of the loan portfolio and are secured by residential real estate. Management considers the Company to operate in one segment, banking.

USE OF ESTIMATES: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Other securities such as Federal Home Loan Bank and Federal Reserve stock are carried at cost.

Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings. Securities are written down to fair value when a decline in fair value is not temporary.

LOANS: Loans are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, the allowance for loan losses and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income may not be reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.



--------------------------------------------------------------------------------
                                   (Continued)
                                                                              6.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and probable risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that not all principal and interest amounts will be collected according to the original terms of the loan.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line method over asset useful lives. Maintenance and repairs are charged to expense and improvements are capitalized.

OTHER REAL ESTATE OWNED: Real estate properties, other than Company premises, acquired in collection of a loan are recorded at fair value at acquisition. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other expenses.

INCOME TAXES: Income tax expense is the sum of the current-year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

SERVICING RIGHTS: Servicing rights represent the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                              7.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INTANGIBLE ASSETS: At December 31, 2001, the Company has $3,412,350 of intangible assets related to a branch banking facility purchased in 1998. Goodwill and core deposit intangible assets acquired are amortized using the straight-line method over 15 years.

LONG-TERM ASSETS: These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes the net change in net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of equity.

STOCK OPTION PLAN: The Company sponsors a stock option plan for executive officers. Expense for employee compensation under the stock option plan is based on Accounting Principles Board ("APB") Opinion 25 with expense reported only if options are granted below market price at grant date. Proforma disclosures of net income and earnings per common share are provided as if the fair value method of Statement of Financial Accounting Standards ("SFAS") No. 123 was used to measure expense for stock-based compensation. For further discussion see Note 11.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

CASH FLOW REPORTING: Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less. For the years ended December 31, 2001 and 2000, the Company paid interest of $4,929,613 and $4,914,748 and income taxes of $404,000 and $685,000.

DIVIDEND RESTRICTION: Banking regulations, which require the maintenance of certain capital levels, may limit the amount of dividends that may be paid. For regulatory capital requirements, see Note 14.


--------------------------------------------------------------------------------
                                   (Continued)
                                                                              8.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOSS CONTINGENCIES: Loss contingencies, including claims and legal action arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

EARNINGS PER COMMON SHARE: Basic earnings per common share is net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential common shares issuable under stock options. The weighted average number of common shares outstanding for basic and diluted earnings per share was as follows:

                                                               2001            2000
                                                               ----            ----
         Weighted average shares outstanding - basic          613,284          607,158
         Effect of stock options                                  740                -
                                                         ------------     ------------
         Weighted average shares outstanding - diluted        614,024          607,158
                                                         ============     ============

At December 31, 2000, there were 17,000 outstanding options not included in the weighted average shares outstanding for diluted earnings per share because the effect of the options was not dilutive.

NEW ACCOUNTING PRONOUNCEMENT: Beginning January 1, 2001, a new accounting standard required all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values are recorded in the income statement. Fair value changes involving hedges are generally recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect because the Company did not hold any derivatives at December 31, 2000 or during 2001.

A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 will not have a material effect on the Company's financial statements.


--------------------------------------------------------------------------------
                                   (Continued)
                                                                              9.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------




NOTE 2 - SECURITIES

The amortized cost and fair value of securities available for sale as of December 31 are as follows:

                                                      Gross            Gross
                                  Amortized        Unrealized        Unrealized             Fair
                                     Cost            Gains             Losses               Value
                                ------------      ------------       ------------       ------------
2001
     U.S. Treasury and U.S.
       Government agencies      $ 12,003,005      $     55,679       $     (5,772)      $ 12,052,912
     Obligations of states and
       political subdivisions      4,100,093            41,138             (8,312)         4,132,919
     Mortgage-backed securities    3,175,265             7,183             (9,688)         3,172,760
     Equity securities               107,158            26,789               --              133,947
                                ------------      ------------       ------------       ------------

                                $ 19,385,521      $    130,789       $    (23,772)      $ 19,492,538
                                ============      ============       ============       ============

2000
     U.S. Treasury and U.S.
       Government agencies      $ 12,005,315      $     10,923       $   (136,446)      $ 11,879,792
     Obligations of states and
       political subdivisions      6,407,674             3,283            (85,124)         6,325,833
     Mortgage-backed securities    1,379,674              --              (46,844)         1,332,830
                                ------------      ------------       ------------       ------------

                                $ 19,792,663      $     14,206       $   (268,414)      $ 19,538,455
                                ============      ============       ============       ============


The amortized cost and fair value of securities available for sale at December 31, 2001, by contractual maturity, are shown below. Equity securities and securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                                            Amortized            Fair
                                                                              Cost               Value
                                                                            --------             -----
         Due in one year or less                                       $    10,433,977    $     10,431,954
         Due after one year through five years                               3,243,396           3,312,516
         Due after five years through ten years                              2,255,150           2,277,428
         Due after ten years                                                   170,575             163,933
         Mortgage-backed securities                                          3,175,265           3,172,760
         Equity securities                                                     107,158             133,947
                                                                       ---------------    ----------------

                                                                       $    19,385,521    $     19,492,538
                                                                       ===============    ================

--------------------------------------------------------------------------------
                                   (Continued)
                                                                            10.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES (Continued)

Proceeds from sales and calls of securities available for sale during 2001 were $10,444,268. Gross gains of $21,754 and gross losses of $8,309 were realized on those sales. Proceeds from sales and calls of securities available for sale during 2000 were $4,271,958. Gross gains of $18,643 and gross losses of $41,679 were realized on those sales.

Securities with an amortized cost of approximately $ 8,185,000 and $12,042,000 at December 31, 2001 and 2000 were pledged to secure public deposits and securities sold under agreements to repurchase.


NOTE 3 - LOANS

Year-end loans are as follows:

                                                2001                  2000
                                                ----                  ----
Business loans                              $ 58,977,311            $ 54,426,758
Real estate loans                             17,236,857              19,317,151
Consumer loans                                25,499,868              31,784,930
                                            ------------            ------------

     Total loans                            $101,714,036            $105,528,839
                                            ============            ============

In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity related to these individuals for 2001 is as follows:

Aggregate balance - January 1, 2001                 $   178,305
New loans                                             1,842,861
Repayments                                             (145,590)
Other changes                                           656,121
                                                    -----------

Aggregate balance - December 31, 2001               $ 2,531,697
                                                    ===========

Other changes relate to new individuals becoming a director or executive officer.



--------------------------------------------------------------------------------
                                   (Continued)
                                                                            11.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is as follows:

                                                                     2001              2000
                                                                     ----              ----
         Balance - January 1                                      $ 1,240,777       $ 1,147,158
         Provision for loan losses charged to expense                 431,500           373,000
         Loans charged-off                                           (469,994)         (372,367)
         Recoveries                                                   188,550            92,986
                                                                  -----------       -----------

         Balance - December 31                                    $ 1,390,833       $ 1,240,777
                                                                  ===========       ===========


Impaired loans are as follows:

                                                                      2001              2000
                                                                  -----------       -----------
     Year-end loans with allowance for loan losses allocated      $   372,682       $   219,361
     Amount of the allowance allocated                                 86,117            54,840
     Average of impaired loans during the year                        293,711           794,668
     Loans past due 90 days and still accruing                        142,369            26,789
     Non-accrual loans                                                424,746           647,062

At year-ends 2001 and 2000, all impaired loans had allowance for loan losses allocated. Interest income related to impaired loans recognized during the years ended December 31, 2001 and 2000 was not material.


NOTE 5 - PREMISES AND EQUIPMENT

Year-end premises and equipment are as follows:

                                                     2001              2000
                                                     ----              ----
Land                                              $   670,442       $   670,442
Buildings and improvements                            953,700           947,692
Furniture and equipment                             1,182,033         1,159,392
Construction in progress                                 --              23,058
                                                  -----------       -----------
     Total cost                                     2,806,175         2,800,584
Accumulated depreciation and amortization          (1,180,778)       (1,066,486)
                                                  -----------       -----------
                                                  $ 1,625,397       $ 1,734,098
                                                  ===========       ===========




--------------------------------------------------------------------------------
                                   (Continued)
                                                                            12.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE 6 - DEPOSITS

Time deposits of $100,000 or more were $17,073,440 and $19,373,812 at year-end 2001 and 2000.

At year-end 2001, maturities of interest-bearing time deposits were as follows:

                           2002            $   43,983,890
                           2003                12,754,357
                           2004                 3,096,877
                           2005                 1,456,341
                           2006                   214,746
                                           --------------
                                           $   61,506,211
                                           ==============


NOTE 7 - OTHER BORROWINGS

On July 26, 2000, the Company borrowed $2,735,000 from another financial institution. At the discretion of the Company, the interest rate is based on either the current London Interbank Offering Rate (LIBOR) or Prime Rate. If the LIBOR is elected the rate will adjust every 90 or 180 days, and if Prime Rate is elected the rate will adjust daily. The rate at December 31, 2001 was 4.25% per annum, and based on Prime Rate. On December 1, 2000, the Company started making 27 quarterly principle and interest payments with a final balloon payment due at the end of the loan term. The Company pledged 15,000 shares of common stock of the Citizens National Bank of Norwalk as collateral for the borrowing. Upon the consummation of the anticipated change in control during April 2002, as discussed in Note 16, the entire outstanding balance of this borrowing will be due immediately. At December 31, 2001, required annual principle payments were as follows:

                           2002                  $    200,000
                           2003                       200,000
                           2004                       200,000
                           2005                       200,000
                           2006                       200,000
                           Thereafter               1,235,000
                                                 ------------
                                                 $  2,235,000
                                                 ============

Additionally, a $14 million cash management advance revolving line of credit was approved with the Federal Home Loan Bank. At December 31, 2001, no advances were outstanding on the line. At December 31, 2000, $6,000,000 was outstanding on the line. Collateral for the line and letter of credit consists of a blanket pledge of all first-mortgage loans secured by one- to four-family residential properties and all Federal Home Loan Bank stock.




--------------------------------------------------------------------------------
                                   (Continued)
                                                                            13.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------



NOTE 8 - COMMITMENTS, CONTINGENCIES, CONCENTRATIONS, AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest-rate risk more than the amount reported in the consolidated financial statements.

The Company has the following commitments outstanding (at market rate) as of December 31:

                                         2001              2000
                                         ----              ----

         Unused commitments       $    16,848,000    $     15,796,000

Exposure to credit loss if the other party does not perform is represented by the contractual amount of these items.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment and generally have fixed expiration dates. Collateral or other security is normally not obtained for these financial instruments before their use, and many of the commitments are expected to expire without being used. Standby letters of credit are conditional commitments to guarantee a customer's performance to a third party.

The Company is required by the Federal Reserve to maintain reserves consisting of cash on hand and noninterest-bearing balances on deposit with the Federal Reserve Bank. The required reserve balance at December 31, 2001 and 2000 was $733,000 and $686,000.

At December 31, 2001 and 2000, the Company had holdings of $2,440,000 and $1,454,000 in demand deposits and federal funds sold due from Bank One, N.A.


NOTE 9 - EMPLOYEE BENEFITS

The Bank has established a 401(k) plan covering substantially all employees. The annual expense of the plan is based on 100% matching voluntary employee contributions for the first 4% of individual compensation deferred and 50% matching on the next 2% of voluntary employee compensation deferred. Employee voluntary and employer matching contributions are vested at all times. In addition, the employer may elect to make discretionary "Basic" and "Integrated" contributions, which are fully vested after 5 years of service. The expense related to this plan was $59,613 and $60,360 for 2001 and 2000.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                            14.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE 10 - INCOME TAXES

The provision for income taxes is as follows:

                                                             2001            2000
                                                             ----            ----
         Federal
              Current                                      $ 436,669       $ 525,653
              Deferred                                           236          (2,314)
                                                           ---------       ---------

                                                           $ 436,905       $ 523,339
                                                           =========       =========

The sources of gross deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31,
                                                           -------------------------
                                                             2001            2000
                                                           ---------       ---------
         Total deferred tax assets
             Allowance for loan losses                     $ 472,883       $ 421,864
             Deferred compensation                           128,265         121,379
             Net unrealized loss on securities
               available for sale                               --            86,431
             Other                                             3,732           3,849

         Total deferred tax liabilities
             FHLB stock dividends                            (63,376)        (51,170)
             Depreciation                                    (24,782)        (17,931)
             Deferred loan fees/cost                          (4,293)         (7,362)
             Net unrealized gain on securities
               available for sale                            (36,386)           --
             Stock received in conversion transaction        (36,434)           --
             Other                                            (8,899)         (3,297)
                                                           ---------       ---------

                Net deferred tax asset                     $ 430,710       $ 553,763
                                                           =========       =========

The Company has sufficient taxes paid in current and prior years to warrant recording the full deferred tax asset without a valuation allowance.



--------------------------------------------------------------------------------
                                   (Continued)
                                                                            15.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------



NOTE 10 - INCOME TAXES (Continued)

Total provision for federal income tax differs from the expected amounts computed by applying the statutory federal tax rate of 34% to income before taxes. The reasons for this difference are as follows:

                                                               Years Ended December 31,
                                                 -----------------------------------------------------
                                                            2001                          2000
                                                 -----------------------       -----------------------
                                                      Amount        Rate           Amount        Rate
                                                 ------------    -------       ------------    ------
         Tax provision at statutory rate         $    490,326       34.0%      $    584,447      34.0%
         Tax-exempt interest income                   (44,993)      (3.1)           (65,135)     (3.8)
         Other                                         (8,428)      (0.6)             4,027       0.2
                                                 ------------    -------       ------------    ------

              Tax provision at effective rate    $    436,905       30.3%      $    523,339      30.4%
                                                 ============    =======       ============    ======


NOTE 11 - STOCK OPTIONS

In 1997, the shareholders approved an incentive stock option plan for the Company's executive officers, which provides for issue of up to 25,000 options. In 2000, shareholders increased the amount of options available for grants to 50,000 options. Exercise price is the market price at the date of grant. The maximum option term is ten years, and options generally vest over five years or upon the death or disability of a participant. Option vesting is accelerated in the event shareholders approve a change in control.

A summary of the activity in the plan is as follows:

                                                  2 0 0 1                               2 0 0 0
                                                  -------                               -------
                                                           Weighted                            Weighted
                                                            Average                             Average
                                                           Exercise                            Exercise
                                          Shares             Price              Shares           Price
                                          ------             -----              ------           -----
     Outstanding at beginning
       of year                                17,000     $    19.82               17,800    $  17.00
     Granted                                      --          --                  13,500       20.78
     Exercised                                    --          --                  (7,000)      17.00
     Forfeited                                    --          --                  (7,300)      17.41
                                      --------------                       -------------
     Outstanding at end of year               17,000          19.82               17,000       19.82
                                      ==============                       =============

     Options exercisable at
       End of year                             6,100     $    18.57                2,700    $  17.00



--------------------------------------------------------------------------------
                                   (Continued)
                                                                            16.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------


NOTE 11 - STOCK OPTIONS (Continued)

Options outstanding at year-end 2001 were as follows.

                                           Outstanding
                                  -------------------------------
                                               Weighted Average
                                                   Remaining
             Exercise                             Contractual
               Price              Number         Life (Years)       Exercisable
               -----              ------         ------------       -----------

           $    17.00               4,500             6.2                3,600
                20.00               5,500             8.6                1,100
                21.50               7,000             8.1                1,400

Had compensation cost for stock options been measured using FASB Statement No. 123, net income and earnings per share would have been the pro forma amounts indicated below. The pro forma effect may increase in the future if more options are granted.

                                                         2001               2000
                                                         ----               ----

Net income as reported                              $     1,005,230    $    1,195,623
Pro forma net income                                        993,313         1,190,665

Basic earnings per common share as reported                    1.64              1.97
Proforma basic earnings per common share                       1.62              1.96

Diluted earnings per common share as reported                  1.64              1.97
Proforma diluted earnings per common share                     1.62              1.96


The pro forma effects of options granted in 2000 are computed using option-pricing models, using the following weighted-average assumptions as of the grant date.

                                                          2000
                                                          ----
     Risk-free interest rate                              6.41%
     Expected option life                                10 years
     Dividend yield                                       3.74%
     Expected stock price volatility                         --
     Weighted average fair value of options
       Granted during year                                 $3.34



--------------------------------------------------------------------------------
                                   (Continued)
                                                                            17.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------




NOTE 12 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair values and the related carrying values of the Company's financial instruments at December 31, 2001 and 2000. Items that are not financial instruments are not included.

                                                          2001                                 2000
                                                          ----                                 ----
                                               Carrying           Estimated         Carrying           Estimated
                                                Amount           Fair Value          Amount           Fair Value
                                           ---------------    -------------      --------------    ---------------
Financial assets:
     Cash and cash equivalents             $     7,380,986    $    7,381,000     $    4,884,947    $     4,885,000
     Securities available for sale              19,492,538        19,493,000         19,538,455         19,539,000
     Other securities                              736,200           736,000            700,300            700,000
     Loans, net                                100,323,203       101,805,211        104,288,062        103,343,000
     Accrued interest receivable                   669,213           669,000            936,684            937,000

Financial liabilities:
     Demand and savings deposits               (58,642,217)      (58,642,000)       (52,605,424)       (52,605,000)
     Time deposits                             (61,506,211)      (62,264,000)       (63,176,869)       (63,296,000)
     Securities sold under agreements
       to repurchase                              (312,693)         (313,000)          (300,871)          (301,000)
     Federal Home Loan Bank
       borrowings                                       --                --         (6,000,000)        (6,000,000)
     Other borrowings                           (2,235,000)       (2,235,000)        (2,635,000)        (2,635,000)
     Accrued interest payable                     (451,649)         (452,000)          (477,464)          (477,000)

For purposes of the above disclosures of estimated fair values, the following assumptions were used. The estimated fair value approximates carrying amount for all items except those described below. The estimated fair value for securities available for sale is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans is based on estimates of the difference in interest rates the Company would charge the borrowers for similar such loans with similar maturities, applied for an estimated time period until the loan is assumed to reprice or be paid. The estimated fair value for time deposits is based on estimates of the rate the Company would pay on such deposits, applied for the time period until maturity. The estimated fair value for other financial instruments and off-balance-sheet loan commitments approximate cost and is not considered significant to this presentation.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items, the estimated fair values would necessarily have been achieved at those dates, since market values may differ depending on various circumstances. The estimated fair values at December 31, 2001 and 2000 should not necessarily be considered to apply at subsequent dates.


--------------------------------------------------------------------------------
                                   (Continued)
                                                                            18.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------



NOTE 12 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment and intangibles. In addition, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the earnings potential of the Company's trust department, the trained work force, customer goodwill and similar items.


NOTE 13 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                                   2001              2000
                                                                   ----              ----
         Unrealized holding gain on securities
           available for sale                                $      374,670     $      886,252
         Reclassification adjustments for losses (gains)
           included in net income                                   (13,445)            23,036
                                                             --------------     --------------
              Net unrealized gain                                   361,225            909,288
         Tax effects                                               (122,817)          (309,158)
                                                             --------------     --------------
         Total other comprehensive income                    $      238,408     $      600,130
                                                             ==============     ==============


NOTE 14 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective-action regulations involve quantitative and qualitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.



--------------------------------------------------------------------------------
                                   (Continued)
                                                                            19.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------



NOTE 14 - REGULATORY MATTERS (Continued)

At year-end 2001 and 2000, actual capital levels (in thousands) and minimum required levels of the Bank were:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                      Minimum Required          Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                  Actual              Adequacy Purposes        Action Regulations
                                                  ------              -----------------        ------------------
                                              Amount     Ratio         Amount     Ratio         Amount     Ratio
                                              ------     -----         ------     -----         ------     -----
DECEMBER 31, 2001
-----------------
Total capital (to risk weighted assets)     $  12,037    12.24%       $  7,868     8.0%        $   9,835   10.0%
Tier 1 capital (to risk weighted assets)       10,646    10.82           3,934     4.0             5,901    6.0
Tier 1 capital (to average assets)             10,646     7.79           5,465     4.0             6,831    5.0

DECEMBER 31, 2000
-----------------
Total capital (to risk weighted assets)     $  11,329    10.96%       $  8,271     8.0%        $  10,339   10.0%
Tier 1 capital (to risk weighted assets)       10,088     9.76           4,135     4.0             6,203    6.0
Tier 1 capital (to average assets)             10,088     7.84           5,147     4.0             6,433    5.0


At year-end 2001 and 2000, the Bank was categorized as well capitalized. Management believes that no events have occurred since December 31, 2001 that would change the capital category.


NOTE 15 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

                            CONDENSED BALANCE SHEETS
                           December 31, 2001 and 2000

                                                       2001              2000
                                                     -----------      -----------
ASSETS
Cash                                                 $    69,189      $    24,992
Investment in subsidiary bank                         14,128,570       13,623,492
                                                     -----------      -----------

     Total assets                                    $14,197,759      $13,648,484
                                                     ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Borrowings                                      $ 2,235,000      $ 2,635,000
     Other liabilities                                    63,761           20,610
                                                     -----------      -----------
         Total liabilities                             2,298,761        2,655,610

Total shareholders' equity                            11,898,998       10,992,874
                                                     -----------      -----------

     Total liabilities and shareholders' equity      $14,197,759      $13,648,484
                                                     ===========      ===========


--------------------------------------------------------------------------------
                                   (Continued)
                                                                            20.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------


      NOTE 15 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

                         CONDENSED STATEMENTS OF INCOME
                     Years ended December 31, 2001 and 2000

                                                                                     2001               2000
                                                                                     ----               ----
Dividends from subsidiary bank                                                  $    1,069,700    $      621,500
Other income                                                                               659             1,323
                                                                                --------------    --------------
                                                                                     1,070,359           622,823
Interest expense                                                                       163,474           254,264
Operating expenses                                                                       5,805             7,101
Merger expenses                                                                        333,815                 -
                                                                                --------------    --------------

INCOME BEFORE INCOME TAX BENEFIT AND EQUITY IN UNDISTRIBUTED
  NET INCOME OF SUBSIDIARY BANK                                                        567,265           361,458

Income tax benefit                                                                     171,295            88,561
                                                                                --------------    --------------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
  NET INCOME OF SUBSIDIARY BANK                                                        738,560           450,019
Equity in undistributed income of subsidiary bank                                      266,670           745,604
                                                                                --------------    --------------
NET INCOME                                                                      $    1,005,230    $    1,195,623
                                                                                ==============    ==============

                       CONDENSED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2001 and 2000

                                                                                        2001             2000
                                                                                        ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                      $    1,005,230    $    1,195,623
Adjustments to reconcile net income to net cash from
  operating activities
     Change in other assets and liabilities                                             43,151            93,411
     Equity in undistributed net income of bank subsidiary                            (266,670)         (745,604)
                                                                                --------------    --------------
         Net cash from operating activities                                            781,711           543,430

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from borrowings                                                               --         2,735,000
     Repayments of borrowings                                                         (400,000)       (3,100,000)
     Cash dividends paid to shareholders                                              (368,089)         (365,143)
     Proceeds from sale of treasury stock                                               33,337           208,708
     Acquisition of treasury stock                                                      (2,762)              (37)
                                                                                --------------    --------------
         Net cash from financing activities                                           (737,514)         (521,472)
                                                                                --------------    --------------

Net change in cash and cash equivalents                                                 44,197            21,958
Cash and cash equivalents at beginning of year                                          24,992             3,034
                                                                                --------------    --------------

Cash and cash equivalents at end of year                                        $       69,189    $       24,992
                                                                                ==============    ==============




--------------------------------------------------------------------------------
                                   (Continued)
                                                                            21.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000
--------------------------------------------------------------------------------



NOTE 16 - ACQUISITION

On November 2, 2001, the Company announced that it had entered into an Agreement and Plan of Merger with First Citizens Banc Corp., Sandusky, Ohio, (First Citizens). Under terms of the Agreement, the Company would merge with and into First Citizens. In return, shareholders of the Company would receive 1.7 shares of First Citizens common stock for each share of the Company's common stock that they hold. The agreement is subject to approval by regulatory authorities as well as the shareholders of both First Citizens and the Company. The merger is anticipated to close in April 2002.




--------------------------------------------------------------------------------
                                   (Continued)
                                                                            22.

                         First Citizens Banc Corp (FCBC)
                  Independent Community Banc Corporation (ICBC)
             Pro Forma Condensed Combined Consolidated Balance Sheet
                                   (Unaudited)

            At December 31, 2001 (In thousands except per share data)

                                                                                 Pro Forma
                                                     Historical   Historical     Adjustments     Footnote          Pro Forma
                                                                                    Debit/
                                                       FCBC         ICBC           (Credit)      Reference         Combined
                                                       ----         ----      ----------------   ---------         --------
ASSETS
Cash and due from banks                              $19,227          $4,981         $  -                           $ 24,208
Federal funds sold                                     6,025           2,400            -                              8,425
Interest-bearing deposits                               -                990            -                                990
Securities available for sale                        113,587          19,493           (125)              (7)        132,955
Securities held to maturity                              139             736            -                                875
Loans held for sale                                    2,307            -               -                              2,307
Loans, net                                           331,347         100,323            360               (1)        432,030
Premises and equipment                                 7,003           1,626           (126)              (2)          8,503
Goodwill                                                 672              -          14,947               (3) (7)     15,619
Other identified intangible assets                       871           3,412         (1,171)              (4)          3,112
Accrued interest and other assets                      6,493           1,667             65               (9)          8,225
                                                    --------        --------      ---------                         --------
  TOTAL ASSETS                                      $487,671        $135,628        $13,950                         $637,249
                                                    ========        ========      =========                         ========


LIABILITIES
Deposits                                            $410,178        $120,148        $  (982)              (5)       $531,308
Securities sold under repurchase agreements           10,311             313            -                             10,624
Other borrowings                                      15,531           2,235            -                             17,766
Accrued expenses and other liabilities                 2,924           1,033           (735)              (6)          4,692
                                                    --------        --------      ---------                         --------
  TOTAL LIABILITIES                                  438,944         123,729         (1,717)                         564,390

SHAREHOLDERS' EQUITY
Common stock                                          23,258           1,870        (22,262)              (8)         47,390
Paid-in capital                                         -              1,543          1,543               (8)           -
Retained earnings                                     28,844           8,698          8,698               (8)         28,844
Treasury stock                                        (4,919)           (283)          (283)              (8)         (4,919)
Accumulated other comprehensive income                 1,544            71               71               (8)          1,544
                                                    --------        --------      ---------                         --------
  TOTAL SHAREHOLDERS' EQUITY                          48,727          11,899        (12,233)                          72,859
                                                    --------        --------      ---------                         --------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $487,671        $135,628      $ (13,950)                        $637,249
                                                    ========        ========      =========                         ========

                         First Citizens Banc Corp (FCBC)
                  Independent Community Banc Corporation (ICBC)
           Pro Forma Condensed Combined Consolidated Income Statement
                                   (Unaudited)

   For the Year Ending December 31, 2001 (In thousands except per share data)

                                                                                    Pro Forma
                                                      Historical     Historical    Adjustments       Footnote             Pro Forma
                                                         FCBC           ICBC       Debit/(Credit)     Reference            Combined
                                                      ----------     ----------   --------------     ---------            ---------

Interest income                                        $ 35,348        $ 9,921     $     130                  (1)           $45,139
Interest expense                                         15,453          4,904          (693)                 (5)            19,664
                                                       --------        -------     ---------                               -------
Net interest income                                      19,895          5,017          (563)                                25,475
Provision for loan losses                                 1,803            431            -                                   2,234
                                                       --------        -------     ---------                                -------

Net interest income after provision for loan losses      18,092          4,586          (563)                               23,241

Noninterest income                                        6,117          1,070          -                                    7,187
Noninterest expense                                      16,933          4,214           377                  (2)(4)(9)     21,524
                                                       --------        -------     ---------                               -------

Income before income taxes                                7,276          1,442          (187)                                8,905
Provision for income taxes                                1,983            437            63                  (10)           2,483
                                                       --------        -------     ---------                               -------

Net Income                                              $ 5,293         $1,005         $(123)                              $ 6,421
                                                        =======         ======         =====                               =======
Earnings Per Share:
    Basic                                               $  1.30          $1.64
                                                        =======         ======
    Diluted                                             $  1.30          $1.64
                                                        =======         ======
Pro Forma Earnings Per Share
    Basic                                                                                                     (11)         $  1.25
                                                                                                                           =======
    Diluted                                                                                                   (11)         $  1.25
                                                                                                                           =======

     Notes:

(1) Represents the estimated fair value adjustment related to the loan portfolio and is assumed to amortize into interest income on a level yield method over the estimated period to maturity or repricing of the portfolio.

(2) Represents the estimated fair market value adjustment related to land of ($155) and the office buildings of $29. Office buildings are assumed to amortize on a straight-line basis over the estimated life of 40 years.

(3) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired.

(4) Represents the elimination of the historical core deposit intangible and goodwill of ICBC in the amount of $3,412 and the establishment of the estimated core deposit intangible related to the acquisition in the amount of $2,241, which is assumed to amortize into noninterest expense on an accelerated basis over 10 years.

(5) Represents the estimated fair value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated maturity of the deposits.

(6) Represents the accrual of certain estimated acquisition costs of $1,343 and stock issuance costs of $323, the related tax effect of $352 and deferred taxes related to the purchase accounting adjustments of $579.

(7) Represents an adjustment to reflect the cost of ICBC shares previously acquired by FCBC as a component of the total transaction cost.

(8) Represents the elimination of ICBC equity on a historical basis and the issuance of an estimated 1,063,234 shares of FCBC based on an exchange multiple of 1.7, less stock issuance costs of $323.

(9) Represents estimated value of non-compete agreements of $214 which will be amortized over their life of 24 months and the elimination of merger costs paid prior to December 31, 2001 by FCBC of $149.

(10) Represents the income tax effect of the estimated purchase accounting adjustments using an effective rate of 34%.

(11) Basic and diluted earnings per share for the year ended December 31, 2001 have been computed based on 5,146,363 weighted average shares outstanding.